Exhibit 10.51

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THIS WARRANT OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH WARRANT OR SECURITIES, AS APPLICABLE, UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF STOCKHOLDER’S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

GLASSHOUSE TECHNOLOGIES, INC.

WARRANT TO PURCHASE STOCK

This Warrant is issued to Dell Products L.P., a Texas limited partnership, or its registered assigns (“Holder”), by Glasshouse Technologies, Inc., a Delaware corporation (“Company”), on March 11, 2011 (the “Issue Date”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in that certain Securities Purchase Agreement dated as of March 6, 2008, as amended, by and between Company and Holder.

Section 1. CERTAIN DEFINITIONS. As used in this Warrant, the following terms shall have the following meanings:

“Common Stock” means the Common Stock, par value $0.001 per share, of Company.

“Daily VWAP” means the daily dollar volume-weighted average price for the Common Stock on the national securities exchange on which the Common Stock is then listed (the “Principal Market”) (or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded) during the period beginning at 9:30 a.m. (New York City time) (or such other time as such Principal Market publicly announces is the official open of trading), and ending at 3:59 p.m. (New York City time) (or one minute before such other time as such Principal Market publicly announces is the official close of trading) as reported by Bloomberg.com through its “Volume at Price” function (subject to adjustment to reflect dividends, stock splits, stock combinations or other similar transactions) of the Common Stock pursuant to an individual transaction, or, if no dollar volume-weighted average price is reported for the Common Stock by Bloomberg.com for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Daily VWAP cannot be calculated for the Common Stock on such date on any of the foregoing bases, the Daily VWAP of the Common Stock on such date shall be the fair market value as mutually determined by Company and Holder.

“Exercise Price” means a price equal to 90% of the initial public offering price per share at which Common Stock was issued and sold to the public in a Qualifying IPO.

“Qualifying IPO” shall have the definition of a Qualified Public Offering as set forth in Company’s Certificate of Incorporation, as amended.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York City time).

Section 2. PURCHASE OF SHARES. Subject to the terms and conditions set forth in this Warrant, Holder is entitled to purchase from Company at the Exercise Price up to that number of shares Common Stock determined by dividing $10,000,000 by the Exercise Price. The number of shares of Common Stock issuable pursuant to this Section (the “Shares”) shall be subject to adjustment pursuant to Section 7.

Section 3. EXERCISE PERIOD. Except as provided below, this Warrant is exercisable at any time and from time to time after the closing of a Qualifying IPO.

This Warrant shall immediately expire and terminate with no further action on the part of Company or Holder at the earliest of (the “Termination Event”) (i) three (3) years after the closing of a Qualifying IPO (the “Qualifying IPO Termination”) or (ii) the closing of an Extraordinary Transaction prior to a Qualifying IPO. The period during which this Warrant is exercisable is referred to as the “Exercise Period.”

Section 4. METHOD OF EXERCISE. During the Exercise Period, Holder may exercise, in whole or in part, the purchase rights evidenced by this Warrant. Such exercise shall be effected by surrender of this Warrant at the principal office of Company together with a Notice of Election attached to this Warrant, and if Holder is deemed to have exercised this Warrant in full pursuant to this Section, Holder shall receive, in either case without the payment by Holder of any additional consideration, Shares equal to the value of this Warrant (or the portion of this Warrant being canceled). Upon any such surrender or exercise, Company shall issue to Holder of this Warrant a number of Shares computed using the following formula:

Y (A - B)
X =	A

Where:	X=	The number of Shares to be issued to Holder pursuant to this net exercise;

	Y=	The number of Shares in respect of which the net issue election is made;

A=	The fair market value of one Share at the time the net issue election is made; and

B=	The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section, the fair market value of one Share as of a particular date shall be determined based upon the average of the Daily VWAP for the 20 Trading Day period ending on the Trading Day immediately prior to the date of the Notice of Election.

If Holder has not otherwise notified Company or exercised this Warrant in full prior to the Qualifying IPO Termination, then Holder shall be deemed to have exercised this Warrant in full pursuant to this Section immediately prior to the Qualifying IPO Termination, without any action, election or notice required by Holder.

Section 5. HSR COMPLIANCE. Company acknowledges that exercise of this Warrant by Holder may subject Holder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). As such, exercise of this Warrant is subject to compliance by Holder with all applicable filing requirements and the expiration of all waiting periods under the HSR Act (the “HSR Act Restrictions”). If, on or before the expiration of this Warrant, Holder has sent a Notice of Election to Company and Holder has not been able to effect the exercise of this Warrant prior to its expiration because of HSR Act Restrictions, Holder shall be entitled to effect the exercise of this Warrant in accordance with the procedures contained herein notwithstanding the fact that the exercise of this Warrant would be effected after the expiration of the Warrant. Company will cooperate with Holder in making all applicable filings under the HSR Act, provided, however, that Holder shall pay all applicable filing fees.

Section 6. DELIVERY OF CERTIFICATES AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, Company shall deliver to Holder the certificate(s) for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

Section 7. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall immediately be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price such that the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from Company or its successor shall be delivered to Holder, so that Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total Exercise Price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change of the same number of shares of Common Stock as were purchasable by Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions of this Warrant shall be applicable after such reclassification, reorganization, or change with respect to any shares of stock or other securities and property deliverable upon exercise of this Warrant, and appropriate adjustments shall be made to the Exercise Price such that the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.

(c) Distributions of Other Property. In case Company shall distribute to all holders of its Common Stock (including any such distribution made in connection with a consolidation or merger in which Company is the continuing corporation) evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in Section 7(a) above) or rights, options, or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase debt securities, assets, or other securities of Company (excluding those referred to in Section 7(a) above), then in lieu of an adjustment in the number of Shares purchasable upon the exercise of this Warrant, Holder upon the exercise of this Warrant at any time after such distribution shall be entitled to receive from Company the stock or other securities to which Holder would have been entitled if Holder had exercised the Warrant immediately prior to such distribution, all subject to further adjustment as provided in this Section; provided, that no adjustment in respect of cash dividends or interest on such stock or other securities shall be made during the term of this Warrant or upon the exercise of this Warrant.

(d) Notice of Certain Events. If, at any time prior to the expiration or exercise in full of this Warrant, (i) Company shall declare any dividend on the Common Stock payable in cash or shares of Common Stock or other capital stock of Company; or (ii) Company shall authorize the issuance to all holders of shares of Common Stock of rights, options, or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or (iii) Company shall authorize the distribution to all holders of shares of Common Stock evidences of its indebtedness or assets; or (iv) the Board of Directors of Company shall have approved any consolidation or merger to which Company is a party and for which approval of any stockholders of Company is required, or any sale or lease of all or substantially all of the assets of Company or any reclassification or change of Common Stock issuable upon exercise of this Warrant (other than a change in par value or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or (v) the voluntary or involuntary dissolution, liquidation, or winding up of Company occurs; or (vi) Company proposes to take any action that would require an adjustment in the number or kind of securities issuable upon exercise of this Warrant pursuant to this Section; then Company shall cause to be given to Holder, at least 20 calendar days prior to the applicable record date specified, or promptly in the case of events for which there is no record date, a written notice stating (A) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividends, rights, options, warrants, or distribution are to be determined, or (B) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (C) the date on which any such consolidation, merger, sale, lease, reclassification, change, dissolution, liquidation, or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, sale, transfer, lease, reclassification, change, dissolution, liquidation, or winding up.

(e) Notice of Adjustment. When any adjustment is required to be made in the number or kind of Shares or in the Exercise Price, Company shall promptly notify Holder of such event and of the number of Shares or other securities or property purchasable after such required adjustment upon exercise of this Warrant and the Exercise Price for such adjusted number or kind of Shares.

Section 8. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but, in lieu of such fractional shares, Company shall make a cash payment for such fractional shares on the basis of the Exercise Price then in effect.

Section 9. NO STOCKHOLDER RIGHTS. Prior to exercise of this Warrant, Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions on such Shares, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of Company. However, nothing in this Section shall limit the right of Holder to be provided the notices required under this Warrant.

Section 10. LIMITATION OF LIABILITY. No provision of this Warrant, in the absence of affirmative action by Holder to purchase the Shares, and no mere enumeration in this Warrant of the rights or privileges of Holder, shall give rise to any liability of such Holder for the Exercise Price, whether such liability is asserted by Company or by creditors of Company.

Section 11. TRANSFERS OF WARRANT AND SHARES. Except as subject to compliance with applicable federal and state securities laws, this Warrant and all rights under this Warrant are transferable in whole or in part by Holder to any person or entity upon written notice to Company. The transfer shall be recorded on the books of Company upon the surrender of this Warrant, properly endorsed, to Company at its principal offices, and the payment to Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, Company shall issue to the holders one or more appropriate new warrants.

Section 12. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Warrant, the terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, Company and Holders of this Warrant and their respective successors and permitted assigns.

Section 13. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Company and Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon Holder, each holder of any securities purchased under this Warrant, each future holder of such securities, and Company.

Section 14. NOTICES. All notices, requests, consents, and other communications under this Warrant shall be in writing and shall be delivered personally or by facsimile transmission or by nationally recognized overnight delivery service or by first class certified or registered U.S. mail, return receipt requested, postage prepaid:

If to Company, at 200 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Ken Hale, or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties, with a copy (which shall not constitute notice) to Gunderson Dettmer Stough Villenueve Franklin & Hachigian, LLP, 610 Lincoln St., Waltham, MA 02451, Attention: Marc F. Dupre, Esq., Fax. 781.622.1622.

If to Holder, at One Dell Way, MS RR1-33, Round Rock, Texas 78682 Attention: General Counsel, Fax: 512.728.8935, and at One Dell Way, MS RR1-87, Round Rock, Texas 78682, Attention: Corporate Development, Fax: 512.723.1702 or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties, with copies (which shall not constitute notice) to the attention of Scott J. Depta, Legal Director, email to: Dell_Corporate_Legal_Notices@Dell.com and Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Austin, TX 78746, Attention: Christopher G. Schmitt, Fax: 512.236.3348.

Notices provided in accordance with this Section shall be deemed delivered upon personal delivery or three business days after deposit in the mail.

Section 15. ATTORNEYS’ FEES AND EXPENSES. If any action, suit, or other proceeding is instituted concerning or arising out of this Warrant or any transaction contemplated under this Warrant, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit, or other proceeding, including any and all appeals or petitions from such action, suit, or other proceeding.

Section 16. HEADINGS. The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, subsections, exhibits, and schedules shall, unless otherwise provided, refer to sections and subsections of this Warrant and exhibits and schedules attached to this Warrant, all of which exhibits and schedules are incorporated in this Warrant by this reference.

Section 17. GOVERNING LAW. This Warrant shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, excluding that body of law relating to conflict of laws.

[Signature Pages Follow]

IN WITNESS WHEREOF, Company has caused this Warrant to be executed by its duly authorized officer.

GLASSHOUSE TECHNOLOGIES, INC.

BY:	/s/ Mark Shirman
Name:	Mark Shirman
Title:	President

Acknowledged on and as of the date first written above.

DELL PRODUCTS L.P.

BY:	/s/ Janet B. Wright
Name:	Janet B. Wright
Title:	Vice President & Assistant Secretary

Signature Page to

Warrant to Purchase Stock of GlassHouse Technologies, Inc.

NOTICE OF EXERCISE

To: GLASSHOUSE TECHNOLOGIES, INC.

The undersigned hereby elects to exercise the attached Warrant for [all of the shares] [            of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 4 of such Warrant.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part of such shares.

WARRANTHOLDER:

[NAME OF HOLDER]

By:
Print Name:

Address:

Date:

Name in which shares should be registered: